Exhibit 10.120

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by

80 SOUTH EIGHTH L.L.C.,

as Borrower

for the benefit of

TEACHERS INSURANCE AND ANNUITY ASSOCIATION

OF AMERICA,

as Lender

Property Known As

IDS CENTER

80 South 8th Street

Minneapolis, Minnesota 55402

This Mortgage Was Prepared By

And After Recordation This Mortgage Should Be Returned To:

Joshua P. Hanna, Esq.

MAYER, BROWN, ROWE & MAW LLP

190 South LaSalle Street

Chicago, Illinois 60603

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT made this 15th day of December, 2004, by 80 SOUTH EIGHTH L.L.C. (“Borrower”), a Delaware limited liability company, having its principal place of business at c/o Buck Management Group, LLC, 80 S. Eighth Street, Suite 3450, Minneapolis, Minnesota 55402, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, having an address at 730 Third Avenue, New York, New York 10017.

RECITALS:

A.            Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of One Hundred Sixty One Million and no/100 Dollars ($161,000,000.00).

B.            To evidence the Loan, Borrower executed and delivered to Lender a promissory note (the “Note”), of even date herewith in the principal amounts of One Hundred Sixty One Million and no/100 Dollars ($161,000,000.00) to order of Lender (those amounts or so much as is outstanding from time to time are referred to collectively as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on January 1, 2010 (the “Maturity Date”).

C.            To secure the Note, this Mortgage encumbers, among other things, Borrower’s fee interest in the real property located in the City of Minneapolis, County of Hennepin, State of Minnesota, more particularly described in paragraph 1 of Exhibit A (the “Land”).

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1             Definitions.

Capitalized terms used in this Mortgage are defined in Exhibit B or in the text with a cross-reference in Exhibit B.

Section 1.2             Rules of Construction.

This Mortgage will be interpreted in accordance with the rules of construction set forth in Exhibit C.

ARTICLE II.

GRANTING CLAUSES

Section 2.1             Encumbered Property.

Borrower irrevocably grants, mortgages, warrants, conveys, assigns and pledges to Lender, and grants to Lender a security interest in, the following property, rights, interests and estates now or in the future owned or held by Borrower (the “Property”) for the uses and purposes set forth in this Mortgage forever:

(i)            the Land;

(ii)           all buildings and improvements located on the Land (the “Improvements”);

(iii)          all easements; rights of way or use, including any rights of ingress and egress and rights in and to the pedestrian skyways and tunnel adjoining to the Improvements; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefiting the Land or the Improvements including, but not limited to, those more particularly described in paragraph 2 of Exhibit A;

(iv)          all materials intended for construction, re-construction, alteration or repair of the Improvements, such materials to be deemed included in the Land and the Improvements immediately on delivery to the Land; all fixtures and personal property that are attached to, contained in or used in connection with the Land or the Improvements (excluding personal property owned by tenants), including: furniture; furnishings; machinery; motors; elevators; fittings; microwave ovens; refrigerators; office systems and equipment; plumbing, heating, ventilating and air conditioning systems and equipment; maintenance and landscaping equipment; lighting, cooking, laundry, dry cleaning, refrigerating, incinerating and sprinkler systems and equipment; telecommunications systems and equipment; computer or word processing systems and equipment; security systems and equipment; and equipment leases for any of the property described in this subsection (the “Fixtures and Personal Property”);

(v)           all agreements, ground leases, grants of easements or rights-of-way, skyway and tunnel agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting Borrower or the Land, the Improvements or the Fixtures and Personal Property, including the documents described on Exhibit D but expressly excluding the Leases (the “Property Documents”);

(vi)          all inventory (including all goods, merchandise, raw materials, incidentals, office supplies and packaging materials) held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, all documents of title evidencing any part of any of the foregoing and all returned or repossessed goods arising from or relating to any sale or disposition of inventory;

(vii)         all intangible personal property relating to the Land, the Improvements or the Fixtures and Personal Property, including choses in action and causes of action (except those personal to Borrower), corporate and other business records relating to Borrower or any of the Property, inventions, designs, promotional materials, blueprints, plans, specifications, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, claims for refunds or rebates of taxes, insurance surpluses, refunds or rebates of taxes and any letter of credit, guarantee, claim, promissory note, security interest or other security held by or granted to Borrower to secure payment by an account debtor or tenant of any of the accounts of Borrower arising out of the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, and documents covering all of the foregoing; all accounts, accounts receivable, documents, instruments, money, deposit accounts, funds deposited in accounts established with a bank, savings and loan association, trust company or other financial institution in which, pursuant to the terms of this Mortgage Borrower has granted a security interest to Lender in connection with the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, including any reserve accounts or escrow accounts and all investments of the funds and all other general intangibles;

(viii)        all awards and other compensation paid after the date of this Mortgage for any Condemnation (the “Condemnation Awards”);

(ix)           all proceeds of and all unearned premiums on the Policies (the “Insurance Proceeds”);

(x)            all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Land, the Improvements or the Fixtures and Personal Property;

(xi)           all books, records and other information, wherever located, which are in Borrower’s possession, custody or control or to which Borrower is entitled at law or in equity and which are related to the Property, including all computer or other equipment used to record, store, manage, manipulate or access the information;

(xii)          all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest thereon, if any (the “Accumulations”); and

(xiii)         all after-acquired title to or remainder or reversion in any of the property described in this Section; all additions, accessions and extensions to, improvements of and substitutions or replacements for any of such property; all products and all cash and non-cash proceeds, immediate or remote, of any sale or other disposition of any of such property, excluding sales or other dispositions of inventory in the ordinary course of the business of operating the Land and the Improvements; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Mortgage for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender’s request, any documents reasonably requested by Lender to further evidence the foregoing.

Section 2.2.            Habendum Clause. The Property is conveyed to Lender to have and to hold forever.

Section 2.3.            Security Agreement.

(a)           The Property includes both real and personal property and this Mortgage is a real property mortgage and also a “security agreement” and a “financing statement” within the meaning of the Uniform Commercial Code. By executing and delivering this Mortgage, Borrower grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that any of the Property may be subject to the Uniform Commercial Code.

(b)           This Mortgage constitutes a fixture financing statement under the Laws of the state or commonwealth in which the Property is located and for this purpose, the following information is set forth:

(i)            Name and address of Debtor:

80 South Eighth L.L.C., a Delaware limited liability company

c/o Buck Management Group, LLC

80 S. Eighth Street

Suite 3450

Minneapolis, Minnesota 55402

Attn: General Manager

(ii)           Name and address of Secured Party:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

(iii)          Description of the types (or items) of property covered by this Financing Statement:

All of the property described in sections ii-xiii of the Section entitled “Encumbered Property” described or referred to herein and included as part of the Premises.

(iv)          Description of real estate to which collateral is attached or upon which it is located:

Described in Exhibit A.

Lender may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

Section 2.4.            Conditions to Grant. This Mortgage is made on the express condition that if Borrower pays and performs the Obligations in full in accordance with the Loan Documents, then, unless expressly provided otherwise in the Loan Documents, the Loan Documents will be released at Borrower’s expense.

ARTICLE III

OBLIGATIONS SECURED

Section 3.1.            The Obligations. This Mortgage secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan in accordance with the terms and provisions of the Loan Documents and all other amounts payable by Borrower under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed by Borrower under the Loan Documents (the “Obligations”).

ARTICLE IV

TITLE AND AUTHORITY

Section 4.1.            Title to the Property.

(a)           Borrower has and will continue to have good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property.

(b)           Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions.

(c)           This Mortgage is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

Section 4.2.            Authority.

(a)           Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state or commonwealth in which it was organized or incorporated and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.

(b)           Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Mortgage; and (iv) perform the Obligations.

(c)           The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon any party to the Loan Documents.

(d)           The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

Section 4.3.            No Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.4.            Litigation. There are no Proceedings or, to Borrower’s knowledge, investigations against or affecting Borrower or the Property and, to Borrower’s knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which could have a material adverse effect on the Property or on Lender’s interests in the Property or Borrower’s ability to perform the Obligations under the Loan Documents. Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may request from time to time.

ARTICLE V

PROPERTY STATUS, MAINTENANCE AND LEASES

Section 5.1.            Status of the Property.

(a)           Borrower has obtained and will maintain in full force and effect all certificates, licenses, permits and approvals that are required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property, for the granting of this Mortgage or for the conduct of Borrower’s business on the Property in accordance with the Permitted Use, and any other certificates, liens, permits and approvals that, to Borrower’s knowledge, are or have been issued with respect to the Property.

(b)           The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

(c)           All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will, to Borrower’s knowledge, continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

(d)           The Property is free from damage caused by a Casualty.

(e)           All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, except for (i) ongoing maintenance and repair, and (ii) expenses for tenant improvements pursuant to the Leases.

Section 5.2.            Maintenance of the Property. Borrower will maintain the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the structural aspects of the Improvements without Lender’s prior consent which may be withheld in Lender’s sole discretion. Notwithstanding the foregoing, Borrower may perform non-structural alterations, demolitions or removals without Lender’s consent, provided that the total cost of such alteration, demolition or removal is less than $1,000,000, and provided further that in areas which are leased or which are available for lease, such alteration, demolition or removal is required pursuant to a Lease which has been approved by Lender or which is permitted under the Assignment. Any exterior alterations to the Improvements performed pursuant to this paragraph shall conform to and be compatible with the existing exterior of the Improvements and shall utilize materials of equal or better quality than those materials utilized in the existing Improvements.

The Property will be managed by a property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender. The initial property manager shall be Buck Management Group, LLC, which Lender hereby acknowledges to be satisfactory.

Section 5.3.            Change in Use. Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

Section 5.4.            Waste. Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property. Borrower will not perform any material structural alteration, demolition or removal of any of the Property without Lender’s prior consent which may be withheld in Lender’s reasonable discretion. Nothing herein contained shall abrogate any rights of Borrower to make certain non-structural alterations, demolition or removals pursuant to Section 5.2 above.

Section 5.5.            Inspection of the Property. Subject to the rights of tenants under the Leases, Lender has the right to enter and inspect the Property on reasonable prior notice, except during the existence of an Event of Default, when no prior notice is necessary. As long as there has not been an Event of Default, and as long as no one inspection requires additional inspections, such right shall be exercised no more often than once per year. Lender has the right to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Mortgage to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Mortgage. If the independent expert’s report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then the reasonable cost associated with the performance of such independent expert’s review and report will be at Borrower’s expense, payable promptly following receipt of written demand therefor.

Section 5.6.            Leases and Rents.

(a)           Borrower assigns the Leases and the Rents to Lender absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Mortgage by reference; provided, however, that upon the cure of the Event of Default, Borrower’s license shall be automatically reinstated.

(b)           Borrower appoints Lender as Borrower’s attorney-in-fact to execute unilaterally and record, at Lender’s election, a document subordinating this Mortgage to the Leases, provided that the subordination will not affect (i) the priority of Lender’s entitlement to Insurance Proceeds or Condemnation Awards or (ii) the priority of this Mortgage over intervening liens or liens arising under or with respect to the Leases.

Section 5.7.            Parking. Borrower will provide, maintain, police and light parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and that certain Easements and Covenants Agreement dated December 4,1991, recorded December 5, 1991, a Document No. 2220574, as amended by Amended and Restated Agreement of Easements and Covenants dated December 31, 2002, recorded January 23, 2003, as Document No. 3670146 and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law; (ii) the number of parking spaces required by the Leases and the Property Documents; or (iii) six hundred fifty-five (655) parking spaces, as such number may be reduced to cause the parking area to comply with Laws. The parking areas will be reserved and used for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents.

Section 5.8.            Separate Tax Lot. The Land and Improvements are and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

Section 5.9.            Changes in Zoning or Restrictive Covenants. Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfil any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property; (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.

Section 5.10.          Lender’s Right to Appear, Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower, only following Borrower’s failure to do so on its own behalf, or at any time in Lender’s name, which Lender, in its sole discretion, determines should be brought to protect Lender’s interest in the Property.

ARTICLE VI

IMPOSITIONS AND ACCUMULATIONS

Section 6.1.            Impositions.

(a)           Borrower will pay each Imposition at least 3 Business Days before the date (the “Imposition Penalty Date”) that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.

(b)           Promptly following its payment of Taxes, Assessments or insurance premiums, Borrower will deliver to Lender a receipted bill or other evidence of payment.

(c)           Borrower, at its own expense, may contest any Taxes or Assessments, provided that the following conditions are met:

(i)            not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

(ii)           the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

(iii)          there is no monetary Event of Default;

(iv)          the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(v)           the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

(vi)          Borrower pays all of the contested Taxes or Assessments under protest in any event in accordance with the Laws of Minnesota.

(d)           Installment Payments. If any Assessment is payable in installments in accordance with its terms, Borrower may pay such Assessment in installments. If the Assessment is only payable in installments following Borrower or a representative of Borrower successfully petitioning to pay the Assessments in installments, then notwithstanding such right, Borrower will nevertheless pay the Assessment in its entirety on the day the first installment becomes due and payable or a lien, unless Lender, in its sole discretion, approves payment of the Assessment in installments.

Section 6.2.            Accumulations.

(a)           Borrower made an initial deposit with Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time to receive, hold and disburse the Accumulations in accordance with this Section (the “Accumulations Depositary”). On the first day of each calendar month during the Term Borrower will deposit with the Accumulations Depositary an amount equal to one-eleventh (1/11) of the annual Taxes and Assessments as determined by Lender or its designee based upon the last ascertainable tax bill, unless otherwise provided in an agreement among Borrower, Lender and Accumulations Depository. At least 20 days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Taxes and Assessments.

(b)           The Accumulations will be applied to the payment of Taxes and Assessments. Any excess Accumulations after payment of Taxes and Assessments will be returned to Borrower or credited against future payments of the Accumulations, at Lender’s election or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, Borrower will pay the deficiency to the Accumulations Depositary within 5 days of demand. At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

(c)           The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Mortgage. If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after an Event of Default.

(d)           If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

(e)           The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into a separate interest bearing account with Lender denominated as secured party, all in accordance with an agreement among Borrower, Lender and the Accumulations Depositary dated the date of this Mortgage.

(f)            Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Mortgage, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, at Lender’s election, will be withheld.

(g)           If Lender assigns this Mortgage, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and Borrower will look solely to the assignee with respect to the Accumulations. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower.

Section 6.3.            Changes in Tax Laws. If a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property, Borrower will pay the tax with interest and penalties, if any. If Lender determines that Borrower’s payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable, without any Prepayment Premium or Evasion Premium, on 60 days’ prior notice unless the tax must be paid within the 60-day period, in which case, the Debt will be due and payable, without any Prepayment Premium or Evasion Premium within the lesser period.

ARTICLE VII

INSURANCE, CASUALTY, CONDEMNATION
AND RESTORATION

Section 7.1.            Insurance Coverages.

(a)           Lender hereby approves coverages currently maintained by Borrower. Borrower will continue to maintain such insurance coverages and endorsements in form and substance and in amounts as Lender may require in its sole discretion, from time to time and in the future Lender will not require any changes in coverages that are greater than industry standards for Class A downtown office properties. Until Lender notifies Borrower of changes in Lender’s requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan. Notwithstanding the foregoing, Lender will not require coverages that are greater than Lender’s standard requirements for similarly situated Class A downtown office properties in its mortgage portfolio.

(b)           The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”). Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days’ prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgage endorsement as loss payee.

(c)           The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the State or Commonwealth where the Property is located, must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers. Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

(d)           Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

(e)           Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

(f)            Borrower will pay the Insurance Premiums for each Policy no later than the expiration date of the Policy being replaced or renewed and will deliver to Lender an original or, if a blanket policy, a certified copy of each Policy marked “Paid” no later than 30 days following the inception date of the new Policy.

(g)           Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

(h)           Borrower will not carry any of the insurance required under this Section on a blanket or umbrella policy without in each instance Lender’s prior approval which may be withheld in Lender’s reasonable discretion. If Lender approves, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

(i)            Borrower will give the Insurers prompt notice of any change in ownership or occupancy of the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Mortgage.

Section 7.2.            Casualty and Condemnation.

(a)           Borrower will give Lender notice of any Casualty immediately after it occurs and will give Lender notice of any Condemnation Proceeding immediately after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing. Borrower immediately will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

(b)           Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s sole discretion. Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

(c)           If Lender elects not to act on Borrower’s behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender’s sole discretion any compromise or settlement that exceeds $1,000,000. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower. Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower immediately will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Mortgage. Lender will be responsible for only the Proceeds actually received by Lender.

Section 7.3.            Application of Proceeds. After deducting the third party costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion which shall be applied without obligation by Borrower to pay any prepayment premium; (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

Section 7.4.            Conditions to Availability of Proceeds for Restoration. Notwithstanding the preceding Section, after a Casualty or a Condemnation (a “Destruction Event”). Lender will make the Proceeds (less any third party costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:

(i)            Borrower or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

(ii)           No default under the Loan Documents exists at the time of the Destruction Event;

(iii)          a “material number” of the Leases in effect immediately prior to the Destruction Event and all Property Documents in effect immediately prior to the Destruction Event that are essential to the use and operation of the Property continue in full force and effect notwithstanding the Destruction Event. A “material number” shall mean leases which, in the aggregate, include more than 10% of the Property, based on rentable area;

(iv)          if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

(v)           Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender funds (“Additional Funds”) that when added to the Proceeds will be sufficient to complete Restoration;

(vi)          if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

(vii)         Lender is satisfied that the proceeds of any business interruption insurance in effect together with other available gross revenues from the Property are sufficient to pay Debt Service Payments after paying the Impositions, Insurance Premiums, reasonable and customary operating expenses and capital expenditures until Restoration is complete;

(viii)        Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of: (A) 12 months prior to the Maturity Date; (B) 12 months after the Destruction Event; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law; and

(ix)           the annual Rents (excluding security deposits) under Leases in effect on the date of the Destruction Event are providing debt service coverage for the annual Debt Service Payments of 1.15 after payment of annual Insurance Premiums, Impositions and other operating expenses of the Property (including ground rent, if any), provided that, if the Rents do not provide such debt service coverage, then Borrower expressly authorizes and directs Lender to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such debt service coverage to be achieved. The reduced debt service payments will be calculated using the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved if the Principal and the originally scheduled Debt Service Payments had not been reduced. Borrower will execute any documentation that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

Section 7.5.            Restoration.

(a)           If the total Proceeds for any Destruction Event are $1,000,000.00 or less and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

(b)           If the Proceeds for any Destruction Event exceed $1,000,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

(i)            Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

(ii)           if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval, plans and specifications and a detailed budget for the Restoration;

(iii)          Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may request including mechanics’ lien waivers and title insurance endorsements;

(iv)          Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender; and

(v)           there is no default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

(c)           If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds without any prepayment premium as a credit against any portion of the Debt selected by Lender in its sole discretion.

(d)           Lender may elect at any time prior to commencement of Restoration or while work is in progress to retain, at Borrower’s expense, an independent engineer or other consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s satisfaction.

(e)           If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(f)            Lender will not hold any Restoration Funds in trust. Lender will deposit the Restoration Funds in an interest bearing account with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender. All interest earned on such Restoration Funds shall be applied and distributed in the same manner as the Restoration Funds hereunder.

(g)           Borrower will pay all of Lender’s reasonable, out-of-pocket expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

(h)           If any excess Proceeds remains after Restoration, Lender shall deliver the excess to Borrower unless a monetary Event of Default has occurred, in which event Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt as selected by Lender in its sole discretion or to deliver the excess to Borrower.

ARTICLE VIII

COMPLIANCE WITH LAW AND AGREEMENTS

Section 8.1.            Compliance with Law. Borrower, the Property and the use of the Property comply in all material respects and will continue to comply in all material respects with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law immediately after Borrower receives notice thereof and will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding. Borrower will not alter the Property in any manner that would materially increase Borrower’s responsibilities for compliance with Law except to the extent necessary to so comply with Law.

Section 8.2.            Compliance with Agreements. There are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents. Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents. Borrower will cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents. Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender’s prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice). In the event that Borrower wishes to enter into a service contract or other agreement (a) which is not in the normal course of business or (b) that is not cancelable upon 30 days or less notice, such service contract or other agreement shall be submitted to Lender for its consent. In making the determination whether to grant such consent, Lender shall use its best efforts to review such document within ten (10) Business Days from the date of receipt of such document by Lender. If Lender can not review such document within that ten (10) Business Day period, Lender will notify Borrower, within such time period, that an additional ten (10) Business Day period is required in order to review such document. No later than the final day of such extended period, Lender shall notify Borrower whether it approves or rejects said document.

Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

Section 8.3.            ERISA Compliance.

(a)           Neither Borrower nor any member of Borrower is or will be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and neither the assets of Borrower or of Borrower’s members are or will constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(b)           Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by Borrower are not and will not be, to Borrower’s knowledge, in violation of any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

(c)           Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Section 8.4.            Section 6045(e) Filing. Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower’s attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer’s knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender’s counsel be obligated to file the reports or returns.

Section 8.5.            Anti-Terrorism Law Compliance.

(a)           Neither Borrower nor any of its partners, members, principal stockholders or any other constituent entity either in control of the operation or management of the Subject Property or having a controlling financial interest in the Subject Property has been or will be designated as “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list (the “OFAC List”).

(b)           The loan proceeds will not be used for any illegal purposes and no portion of the Subject Property has been acquired with funds derived from illegal activities.

(c)           Borrower represents that the following are true and correct and makes the following warranties:

(1)           None of the Borrower, Indemnitor, any guarantor or their respective constituents or affiliates are in violation of any Laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(2)           None of Borrower, Indemnitor, any of their respective constituents or affiliates, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a “Prohibited Person” which is defined as follows:

(i)            a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”);

(ii)           a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order and the Patriot Act;

(iv)          a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order;

(v)           a person or entity that is named as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and

(vi)          a person or entity who is affiliated with a person or entity listed above.

(3)           None of Borrower, Indemnitor, any guarantor any of their respective affiliates or constituents, any of their respective brokers or other agents acting in any capacity in connection with the Loan, is or will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Services, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set froth in the Executive Order or the Patriot Act.

(d)           Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this section.

ARTICLE IX

ENVIRONMENTAL

Section 9.1.            Environmental Representations and Warranties.

Except as disclosed in the Environmental Report and the Asbestos and Sprinkler Plan and to Borrower’s knowledge as of the date of this Mortgage:

(i)            no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws and (C) has not resulted in Material Environmental Contamination of the Property; and

(ii)           no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.

Section 9.2.            Environmental Covenants.

(a)           Borrower will not cause or permit any Material Environmental Contamination of the Property.

(b)           No Environmental Activity will occur on the Property other than the use, storage and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws; and (C) does not create a risk of Material Environmental Contamination of the Property. Lender acknowledges that Environmental Activity may occur pursuant to the terms and conditions of the Asbestos and Sprinkler Plan, which shall be conducted in accordance with all Environmental Laws.

(c)           Borrower will notify Lender immediately upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b). Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental Laws). Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.

(d)           From time to time at Lender’s request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

(e)           Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section on an annual basis or at any time for reasonable cause or after an Event of Default. In connection with the assessment: (i) Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; provided that Lender shall not conduct any physically invasive testing at the Property unless Lender notifies Borrower that Lender has a reasonable, good faith belief that Material Environmental Contamination exists at the Property or that any Environmental Activity has occurred which is not permitted under this Article IX; (ii) Borrower will cooperate and use diligent, good faith efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than 10 days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage. The consultant’s assessment and reports will be at Borrower’s expense (i) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (ii) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (iii) if Lender engaged the consultant after the occurrence of an Event of Default. Lender will make diligent, good faith efforts to cause the consultant to retain (and not be released from) any liability related to the property, but in no event shall failure to achieve such result result in liability for the Lender.

(f)            If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to release from the lien of this Mortgage any portion of the Property affected by the Environmental Activity and Borrower will accept the release.

(g)           Borrower shall comply with the terms and conditions of the Asbestos and Sprinkler Plan and shall take all measures necessary to ensure that said Asbestos and Sprinkler Plan is conducted and carried out in accordance with all Environmental Laws.

ARTICLE X

FINANCIAL REPORTING

Section 10.1.          Financial Reporting.

(a)           Borrower will deliver to Lender within 120 days after the close of each Fiscal Year an annual financial statement (the “Annual Financial Statement”) for the Property for the

Fiscal Year, which will include a comparative balance sheet, a cash flow statement, an income and expense statement and the notes thereto. The Annual Financial Statement will be:

(i)            audited by a CPA;

(ii)           accompanied by an opinion of the CPA that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property; and

(iii)          separate and distinct from any consolidated statement or report for Borrower or any other entity or any other property.

(b)           Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time during regular business hours upon no less than twenty-four (24) hours notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices”, at the building office located at the Property or at any other location as may be approved by Lender.

Section 10.2.          Annual Budget. Not less than 45 days prior to the end of each Fiscal Year, Borrower will deliver to Lender a detailed comparative budget (the “Budget”) for the Property for the next succeeding Fiscal Year showing anticipated operating expenses, Insurance Premiums, Impositions, leasing commissions, capital improvement costs, tenant improvement costs and any other information Lender requests. Unless Lender notifies Borrower within 45 days after Lender receives the Budget that Lender disputes information in the Budget, the Budget as submitted will constitute the Budget for the next succeeding Fiscal Year. If Borrower concludes in good faith that a Budget needs revision, Borrower will submit a revised Budget to Lender, together with a detailed explanation of the revisions. Unless Lender notifies Borrower within 45 days after Lender receives the revised Budget that Lender disputes information in the revised Budget, the revised Budget as submitted will constitute the Budget for the remainder of the then Fiscal Year. Borrower and Lender will use reasonable efforts to resolve promptly any differences over a Budget or revised Budget. If Borrower and Lender fail to agree on a Budget or revised Budget, Borrower will continue to manage and operate the Property under the last undisputed Budget approved by Lender, allowing for line item increases of up to 5% as compared to the last Budget. Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender or the resolution of any disagreements relating to a Budget or revised Budget, including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.

ARTICLE XI

EXPENSES AND DUTY TO DEFEND

Section 11.1.          Payment of Expenses.

(a)           Subject to any other provision of this Agreement to the contrary, Borrower is obligated to pay all reasonable out of pocket fees and expenses (the “Expenses”) incurred by Lender or that are otherwise payable in connection with the Loan, the Property or Borrower, including attorneys’ fees and expenses and any fees and expenses relating to (i) the preparation, execution, acknowledgement, delivery and recording or filing of the Loan Documents; (ii) any Proceeding or other claim asserted against Lender; (iii) any inspection, assessment, survey and test permitted under the Loan Documents; (iv) any Destruction Event; (v) the preservation of Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise, following the occurrence of an Event of Default and (vi) the Leases and the Property Documents.

(b)           Borrower will pay the Expenses promptly following receipt of written demand, together with any applicable interest, premiums or penalties provided herein. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender immediately upon demand, together with interest on such amount at the Default Interest Rate from the date Lender makes such demand to Borrower through and including the date Borrower reimburses Lender. The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by this Mortgage.

Section 11.2.          Duty to Defend. If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and approved by Lender. Lender may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party. In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender’s prior approval which may be withheld in its sole discretion.

ARTICLE XII

TRANSFERS, LIENS AND ENCUMBRANCES

Section 12.1.          Prohibitions on Transfers, Liens and Encumbrances.

(a)           Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s members and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Mortgage, Borrower (i) will not, and will not permit its members to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Mortgage and the Permitted Exceptions. A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower’s members in the Property, or any change in Borrower’s composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

(b)           Borrower represents, warrants and covenants that:

(i)            Borrower is a Delaware limited liability company whose managing member is JBC Opportunity Fund II, L.P., a Delaware limited partnership, owning 33.34% of the interests in Borrower and whose remaining members own 66.6% of the interests in Borrower as follows:

McMorgan Institutional Real Estate Fund I, LLC, a Delaware limited liability company - 33.33% and

JBCM Operating, LP, a Delaware limited partnership - 33.33%

The managing member and the other members are referred to as the “Existing Members”.

(ii)           If Borrower’s members are in turn partnerships, corporations or limited liability companies, the general partners, principals or members thereof are as follows:

(x)    JBC Opportunity Fund II, L.P., a Delaware limited partnership whose general partner is Buck Investors II, L.L.C., a Delaware limited liability company whose day to day operations are directly controlled and managed by John A. Buck II and John Q. O’Donnell as managers; and

(y)   McMorgan Institutional Real Estate Fund I, LLC, a Delaware limited liability company whose day to day operations are directly controlled and managed by McMorgan & Company LLC, a Delaware limited liability company, as manager; and

(z)    JBCM Operating, LP, a Delaware limited partnership, whose general partner is JBCM Investors, LLC, a Delaware limited liability.

company, whose day to day operations are directly controlled and managed by JBC/SAM, LLC, a Delaware limited liability company, as manager.

Section 12.2.          Permitted Transfers.

(a)           Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender’s prior consent, provided that the following conditions are met:

(i)            at least 20 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

(ii)           there is no default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs;

(iii)          the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, “ERISA Compliance” and Borrower will deliver to Lender such documentation of compliance as Lender requests.

(iv)          when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never had a monetary default in excess of $1,000,000 on a loan from Lender or on any contract or other agreement with Lender; the transferee has never threatened litigation against Lender; the transferee is domiciled in the United States and/or is a citizen of the United States, is not a “specifically designated national and blocked person” on the OFAC List and otherwise is not in violation of any laws relating to terrorism or money laundering; the transferee has not been found guilty of criminal charges, and is free from bankruptcy (for purposes of this subsection, “transferee” includes the transferee’s constituent entities at all levels and “Lender” includes Lender’s subsidiaries);

(v)           Borrower pays all of Lender’s third party expenses relating to the Transfer, including Lender’s attorneys’ fees;

(vi)          Lender is satisfied that the Property will continue to be managed by a property manager satisfactory to Lender; and

(vii)         prior to the occurrence of the Permitted Transfer, Borrower provides Lender with a certification that each of the conditions set forth in this Section 12.2(a) executed by an entity satisfactory to Lender.

(b)           Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent:

(i)            Transfer of membership interests in Borrower during the first 12 months of the Term by JBC Opportunity Fund II, L.P. in an amount not to exceed 2/3 of its membership interest in the Borrower to one or more Institutional Investors, provided the conditions of Section 12.2(b)(v)(A), (B) and (D) are also satisfied and further provided that JBC Opportunity Fund II, L.P. shall remain the managing member of Borrower and that Buck Investors II, LLC shall remain the general partner of JBC Opportunity Fund II, L.P. No such transferee shall be required to deliver to Lender an environmental indemnity or a guaranty of non-recourse carve-outs; however, the Non-Recourse Carve-Out Guaranty and the Environmental Indemnity shall remain in full force and effect. No transfer fee shall be due in the event of such a Transfer,

(ii)           Transfers of limited partnership interests in JBC Opportunity Fund II, L.P., provided that such Transfers shall not exceed 10% of such partnership interests during the Term and further provided that JBC Opportunity Fund II, L.P. shall remain the managing member of Borrower and that Buck Investors II, LLC shall remain the general partner of JBC Opportunity Fund II, L.P. No transfer fee shall be due Lender in the event of such a Transfer;

(iii)          (A)          Transfers of membership interests in Buck Investors II, L.L.C., as general partner of JBC Opportunity Fund II, L.P. to employees of The John Buck Company, provided that such Transfers do not exceed 25% of such membership interests during the Term. No transfer fee shall be due Lender in the event of such Transfer;

(B)           Transfers of membership interests in McMorgan Institutional Real Estate Fund I, LLC. No transfer fee shall be due Lender in the event of such a Transfer.

(iv)          Transfers of membership interests in Borrower pursuant to the terms of Borrower’s operating agreement by and between JBC Opportunity Fund II, L.P., McMorgan Institutional Real Estate Fund I, LLC and JBCM Operating, LP (including, but not limited to, forfeitures of membership interests and transfers of membership interests pursuant to buy/sell provisions in Borrower’s operating agreement); provided that, unless JBC Opportunity Fund II, L.P. transfers 100% of its membership interest in the Borrower as a result of such transfer, JBC Opportunity Fund II, L.P. shall remain the managing member of the Borrower and Buck Investors II, L.L.C. shall remain the general partner of JBC Opportunity Fund II, L.P. In the event JBC Opportunity Fund II, L.P. no longer has a membership interest in Borrower, the conditions of Section 12.2(b)(v)(D) and (E) shall also be satisfied and JBC Opportunity Fund II, L.P. shall be released from its obligations as provided in Section 12.2(b)(v)(E). No transfer fee shall be due Lender in the event of such Transfer. Any transfers to entities, other than McMorgan Institutional Real Estate Fund I, LLC or JBCM Operating, L.P., shall be subject to Lender’s approval; and

(v)           Except as otherwise permitted hereunder, a one-time Transfer of more than 50% of the membership interests in Borrower or sale of the Property on or after July 1, 2005 and before January 1, 2009 to an unaffiliated bona fide purchaser, provided that the following conditions are met:

(A)          Prior to the Transfer the transferee and its affiliates have a net worth of at least $100,000,000 and own at least $750,000,000 in real estate assets;

(B)           the transferee is an Institutional Investor having a first class reputation in the industry;

(C)           the transferee has expressly assumed the obligations of Borrower under the Property Documents and under the Loan Documents;

(D)          Borrower delivers to Lender evidence satisfactory to Lender that subsequent to the Transfer, the Property will be managed by a property manager of first class commercial office real estate, for not less than 10 years and otherwise satisfactory to Lender;

(E)           Borrower delivers to Lender a substitute for the Environmental Indemnity and Non-Recourse Carve-Out Guaranty delivered to Lender in connection with the Loan and, if applicable, a substitute guaranty or surety instrument, satisfactory to Lender, executed by a substitute indemnitor, guarantor or surety, as the case may be, satisfactory to Lender in its reasonable discretion, which indemnity and guaranties shall cover obligations which first accrue or arise from and after the date of the Transfer. The substituted indemnitor and guarantor shall at all times maintain a net worth of $75,000,000 until the Loan is repaid in full; and

(F)           Borrower pays to Lender a transfer fee of one percent (1.0%) of the then-outstanding Principal, such payment in addition to Lender’s third party costs, including legal fees and expenses incurred in connection with the Transfer.

Upon the occurrence of each of (A) through (F), Borrower shall be released from any obligations under the Loan Documents arising after such occurrence and JBC Opportunity Fund II, L.P. shall be released from its obligations under the Environmental Indemnity and Non-Recourse Carve-Out Guaranty arising after such occurrence.

Section 12.3.          Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that the following conditions are met:

(i)            Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

(ii)           the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

(iii)          there is no Event of Default other than the Event of Default arising from the filing of the lien;

(iv)          the Proceeding suspends enforcement of collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

(v)           the Proceeding does not violate the terms and provisions of any of the Leases or the Property Documents;

(vi)          Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest; and

(vii)         with respect to an environmental lien, Borrower is using diligent, good faith efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

ARTICLE XIII

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 13.1.          Further Assurances.

(a)           Borrower will execute, acknowledge and deliver to Lender, or to any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

(b)           Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section.

Section 13.2.          Estoppel Certificates.

(a)           Within 10 days of Lender’s request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, except as may be disclosed in the statement, to Borrower’s knowledge, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

(b)           If Lender requests, Borrower will use diligent, good faith efforts to promptly deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying that to such party’s knowledge the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document and that there are no defenses or offsets against the performance of its obligations under the Property Document.

(c)           If Lender requests, Borrower promptly will use good faith efforts to obtain and deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may require, including that to such tenant’s knowledge the Lease is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.1.          Events of Default. The term “Event of Default” means the occurrence of any of the following events:

(i)            if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of 5 days;

(ii)           if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

(iii)          if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this mortgage;

(iv)          if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan;

(v)           if a Transfer occurs except in accordance with the provisions of this Mortgage;

(vi)          if Borrower abandons the Property or ceases to conduct its business at the Property;

(vii)         if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period but is, in fact, susceptible to cure, and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower;

(viii)        if there is a default under any of the provisions of this Mortgage relating to ERISA, including the prohibition on any Transfer that results in a violation of ERISA; or

(ix)           if there is a default under any of the provisions of this Mortgage relating to the USA Patriot Act, the Executive Order or other anti-terrorism or money laundering provisions.

Section 14.2.          Remedies.

(a)           If an Event of Default occurs, Lender may take any of the following actions (the “Remedies”) without notice to Borrower:

(i)            declare all or any portion of the Debt immediately due and payable “Acceleration”);

(ii)           pay or perform any Obligation;

(iii)          institute a Proceeding for the specific performance of any Obligation;

(iv)          apply for and obtain the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

(v)           directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower’s rights with respect to the Property, either in Borrower’s name or otherwise;

(vi)          institute a Proceeding for the foreclosure of this Mortgage or, if applicable, sell by power of sale, all or any portion of the Property;

(vii)         institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(viii)        exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code; and

(ix)           pursue any other right or remedy available to Lender at Law, in equity or otherwise.

(b)           If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender.

Section 14.3.          General Provisions Pertaining to Remedies.

(a)           The Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

(b)           The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender’s rights with respect to the Remedies.

(c)           If Lender exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

(d)           Lender will not be liable for any act or omission of Lender in connection with the exercise of the Remedies.

(e)           Lender’s right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

(f)            If an Event of Default occurs, Lender’s payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

(g)           Lender’s acceptance of partial payment or receipt of Rents will not extend or affect any grace period, constitute a waiver of a default or Event of Default or constitute a recision of Acceleration.

Section 14.4.          Foreclosure by Power of Sale. If an Event of Default occurs, Borrower hereby authorizes and empowers Lender forthwith to foreclose this Mortgage by sale of the Property or any part thereof at public auction according to the applicable statute, and to apply the proceeds of the sale to pay the Debt, including Principal, Interest and the amount of any Taxes, Assessments and Insurance Premiums and any other sum which may then be due to Lender, including the Evasion Premium, Late Charges and interest at the Default Interest Rate, and also to pay all costs and expenses of such foreclosure sale, including maximum statutory attorneys’ fees, cost of continuation of abstract, examination of title and title insurance, all of which costs, expenses and fees Borrower agrees to pay.

Section 14.5.          General Provisions Pertaining to Receiver and other Remedies.

(a)           Borrower agrees that upon or any time (i) after an Event of Default occurs, or (ii) after the first publication of notice of sale for the foreclosure of the lien of this Mortgage pursuant to Minnesota Statutes Chapter 580, or (iii) after the commencement of an action to foreclose this Mortgage pursuant to Minnesota Statutes, Chapter 581, or (iv) during the period of redemption after foreclosure of this Mortgage, then in any such event, Lender will, upon application to the district court where the Property or any part thereof is located by an action separate from the foreclosure under Chapter 580 or in the foreclosure action under Chapter 581 (it being understood and agreed that the existence of a foreclosure under Chapter 580 or a foreclosure action under Chapter 581 is not a prerequisite to any action for a Receiver under this Mortgage, be entitled to the appointment of a Receiver for the Rents which accrue and are owing for the use or occupation of the Property. Lender will be entitled to the appointment of a Receiver without regard to waste, adequacy of the security or solvency of Borrower. The court will determine the amount of bond to be posted by the Receiver. The Receiver, who will be an experienced property manager, will collect (until the Debt is paid in full and, in the case of a foreclosure sale, during the entire redemption period) the Rents manage the Property so to prevent waste, execute Leases within or beyond the period of the receivership if approved by the court and apply all Rents collected by the Receiver in the following order:

(i)            to the payment of all reasonable fees of the Receiver approved by the court;

(ii)           to the repayment of all tenant security deposits, with interest thereon, as required by Minnesota Statutes, Section 504B.178;

(iii)          to the payment when due of delinquent or current Taxes or Assessments and interest and penalties thereon, or the periodic deposits for the payment of Taxes and Assessments if required by the Loan Documents;

(iv)          to the payment when due of Insurance Premiums or the periodic deposits for payment of Insurance Premiums if deposits are required by the Loan Documents;

(v)           to the payment of expenses for normal operations and maintenance of the Property;

(vi)          if received prior to any foreclosure sale of the Property to Lender for payment of the Debt, but no such payment made after Acceleration will affect the Acceleration; and

(vii)         if received during or with respect to the period of redemption after a foreclosure sale of the Property:

(A)          if the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficient of the sale proceeds to repay the Debt, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;

(B)           if purchaser at the foreclosure sale is Lender, to Lender to the extent of any deficiency of the sale proceeds to repay the Debt and the balance to be retained by Lender as a credit to the redemption price, but if the Property is not redeemed, then to Lender, whether or not any deficiency exists.

As provided in Minnesota Statutes, Section 582.03, Lender will have the right at any time and without limitation to advance money to the Receiver to pay any part of or all of the items which the Receiver should otherwise pay if cash were available from the Property and sums so advanced with interest at the rate provided in the Note, will be secured by this Mortgage, or if advanced during the period of redemption, will be a part of the sum required to be paid to redeem the Property from the sale.

Borrower for itself and any subsequent owner of the Property hereby waives any and all defenses to the application for a Receiver and specifically consents to the appointment of the Receiver, ex parte without notice but nothing contained in this Mortgage is to be construed to deprive Lender of any other right, remedy or privilege it may have under the Law to have a

Receiver appointed. The provision for the appointment of a Receiver and the assignment of the Rents, is an express condition upon which the Loan is made. The rights and remedies provided for in this Mortgage will be deemed to be cumulative and in addition to, and not in limitation of, those provided by Law, and if no Receiver is appointed, Lender may proceed to collect the Rents.

(b)           In addition to the Remedies and all other available rights, Lender or the Receiver may take any of the following actions:

(i)            take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

(ii)           require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Books and Records and all original counterparts of the Leases and the Property Documents;

(iii)          subject to the provisions of this Section, collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver’s, broker’s and attorney’s fees, apply the net collections as provided in this Section;

(iv)          enter into, modify, enforce, terminate, renew or accept surrender of Leases and evict tenants;

(v)           appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding, in the name and on behalf of Borrower, that Lender, in its sole discretion, determines should be brought to protect the Property as well as Borrower’s and Lender’s respective interests in the Property; and

(vii)         perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property; (B) to increase the gross receipts from the Property; or (C) otherwise to protect Borrower’s and Lender’s respective interests in the Property.

(c)           Borrower appoints Lender as Borrower’s attorney-in-fact, at Lender’s election, to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the provisions of this Section.

Section 14.6.          General Provisions Pertaining to Foreclosures and the Power of Sale. The following provisions will apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

(i)            Lender’s right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed;

(ii)           any sale by power of sale or pursuant to a judgment of foreclosure may be postponed or adjourned by Lender by public announcement at the time and place appointed for the sale without further notice;

(iii)          with respect to sale pursuant to a judgment of foreclosure and sale or by power of sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

(iv)          if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Mortgage will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender’s rights and remedies with respect to the unmatured portion of the Debt;

(v)           Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender’s bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender’s bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

(vi)          Lender’s receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Mortgage.

Section 14.7.          Application of Proceeds. Lender may apply the proceeds of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

Section 14.8.          Intentionally Deleted.

Section 14.9.          Tenant at Sufferance. If Lender or a Receiver enters the Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower. If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

ARTICLE XV

LIMITATION OF LIABILITY

Section 15.1.          Limitation of Liability.

(a)           Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose this Mortgage instead of instituting an independent suit against the Borrower to collect the Debt. If a lesser sum is realized from a foreclosure of this Mortgage and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower, for or on account of the deficiency, except as set forth in subsections (b) and (c).

(b)           The limitation of liability in subsection (a) will not affect or impair (i) the lien of this Mortgage or Lender’s other rights under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender’s rights under any Loan Document that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

(c)           The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower for the following:

(i)            all losses suffered and liabilities and expenses incurred by Lender relating to any fraud or intentional and material misrepresentation or omission by Borrower or any of Borrower’s members, officers, or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the Obligations;

(ii)           all Rents derived from the Property after an Event of Default under the Loan Documents which default is a basis of a Proceeding by Lender to enforce collection of both the Debt and all moneys that, on the date such a default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender;

(iii)          the cost of remediation of any Environmental Activity affecting the Property, any diminution in the value of the Property arising from any Environmental

Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to a default under the Article entitled “Environmental”;

(iv)          all security deposits collected by Borrower or any of Borrower’s predecessors and not refunded to Tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all advance rents collected by Borrower or any of Borrower’s predecessors and not applied in accordance with the Leases or delivered to Lender;

(v)           the replacement cost of any Fixtures or Personal Property removed from the Property after a default occurs;

(vi)          all losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in physical waste on the Property;

(vii)         all protective advances and other payments made by Lender pursuant to express provisions of the Loan Documents to protect Lender’s security interest in the Property or to protect the assignment of the property described in and effected by the Assignment, but only to the extent that the Rents would have been sufficient to permit Borrower to make the payment prior to Lender making such protective advance or other payment and Borrower failed to make such payment after request from Lender;

(viii)        all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials after Borrower either has failed to pay for such work or materials or has failed to provide adequate security to Lender in accordance with the provisions of this Mortgage;

(ix)           all Proceeds that are not applied in accordance with this Mortgage or not paid to Lender as required under this Mortgage;

(x)            all losses suffered and liabilities and expenses incurred by Lender relating to a Transfer that is not permitted under the Section entitled “Permitted Transfers”.

(xi)           all losses suffered and liabilities and expenses incurred by Lender relating to forfeiture or threatened forfeiture of the Property to the Government;

(xii)          all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Mortgage relating to ERISA, including the prohibition on any Transfer that results in a violation of ERISA;

(xiii)         all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Mortgage relating to the

USA Patriot Act, the Executive Order or other anti-terrorism or money laundering provisions; and

(xiv)        all losses suffered and liabilities and expenses (1) incurred by Lender relating to Borrower’s failure to comply with the terms and conditions of the Asbestos and Sprinkler Plan at all times during the term of this Mortgage or (2) in the event of a foreclosure and acquisition of title by Lender or a wholly-owned subsidiary of Lender (the “Lender Acquiror”), incurred by Lender (if Lender is not the Lender Acquiror) or Lender Acquiror in order to comply with the terms and conditions of the Asbestos and Sprinkler Plan for a period extending from the date of acquisition of title by the Lender Acquiror to the later of (a) two (2) years thereafter, or (b) the Maturity Date, provided that Borrower will be discharged of such obligation in any case where the vacant floor resulting from a departing tenant was caused by the Lender’s (if Lender is not the Lender Acquiror) or Lender Acquiror’s initiating the termination or relocation of such tenant at a time other than the expiration of such tenant’s lease by its terms or the termination of such tenant’s lease at the initial request of tenant or otherwise in accordance with the terms of such lease; and

(xv)         all losses suffered and liabilities and expenses incurred by Lender relating to all or any portion of the rent payable under any Lease being deemed to be unrelated business income within the meaning of the Code or regulations thereunder.

(d)           Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

ARTICLE XVI

WAIVERS

SECTION 16.1.    WAIVER OF STATUTE OF LIMITATIONS.  BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER’S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

SECTION 16.2.    WAIVER OF NOTICE. BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

SECTION 16.3.    WAIVER OF MARSHALLING AND OTHER MATTERS. BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

SECTION 16.4.    WAIVER OF TRIAL BY JURY. BORROWER AND LENDER WAIVE TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST, LENDER OR BORROWER RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

SECTION 16.5.    WAIVER OF COUNTERCLAIM. BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

SECTION 16.6.    WAIVER OF JUDICIAL NOTICE AND HEARING. BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

SECTION 16.7.    WAIVER OF SUBROGATION. BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

SECTION 16.8.    GENERAL WAIVER. BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER’S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE;

(C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGEMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGEMENT.

ARTICLE XVII

NOTICES; RELIANCE ON LENDER

Section 17.1.          Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual serviced, and the address where the service was made; (b) sent by certified mail, return receipt requested or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), addressed to the appropriate party at its address listed below:

If to Lender:	Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017
	Attention:	Director Portfolio Management For Mortgage and Real Estate Division
Region: Midwest/Southwest TIAA Investment ID #AAA4527 Mortgage #0005970

with a courtesy copy to:	Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017
	Attention:	Managing Counsel — New York

Investment Management Law
TIAA Investment ID #AAA4527 Mortgage #0005970

and:	Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 Attn: John J. Gearen, Esq. and Joshua P. Hanna, Esq.

If to Borrower:	80 South Eighth L.L.C. c/o Buck Management Group, LLC 80 S. Eighth Street Suite 3450 Minneapolis, Minnesota 55402 Attn: General Manager

With a courtesy copy to:	80 South Eighth L.L.C. c/o The John Buck Company One North Wacker Drive Chicago, Illinois 60606 Attn: Kent A. Swanson and Paul Heinen

and:	McMorgan Institutional Real Estate Fund I, LLC c/o McMorgan & Company 80 One Bush Street Suite 800 San Francisco, California 94104-4441 Attn: Chris McEldowney and Pat Murray

and::	Pedersen & Houpt, P.C. 161 North Clark Street Suite 3100 Chicago, Illinois 60601 Attn: Thomas J. Kelly, Esq.

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery, or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

Section 17.2.          Change in Borrower’s Name or Place of Business. Borrower will immediately notify Lender in writing of any change in Borrower’s name or the place of business set forth in the beginning of this Mortgage.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1.          Applicable Law. This Mortgage is governed by and will be construed in accordance with the Laws of the State or Commonwealth where the Property is located, except to the extent that the Uniform Commercial Code requires otherwise.

Section 18.2.          Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate.

Section 18.3.          Lender’s Discretion. Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.

Section 18.4.          Unenforceable Provisions. If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

Section 18.5.          Survival of Borrower’s Obligations. Borrower’s representations, warranties and covenants contained in the Loan Documents, including the obligations set forth in Section 15.1(c)(xiv) herein, will continue in full force and effect and survive (i) satisfaction of the Obligations; (ii) release of the lien of this Mortgage; (iii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iv) Lender’s exercise of any of the Remedies or any of Lender’s other rights under the Loan Documents; (v) a

Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower; provided that in the case of (i) or (ii) above, such representations, warranties and covenants shall not survive longer than 18 months after such satisfaction or release.

Section 18.6.          Relationship Between Borrower and Lender; No Third Party Beneficiaries.

(a)           Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender’s actions.

(b)           All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7.          Partial Releases: Extensions: Waivers. Lender may: (i) release any part of the Property or any entity obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity’s performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

Section 18.8.          Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.

Section 18.9.          Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt,

including promises to extend or renew the debt, are not enforceable. Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the draftsman.

Section 18.10.        No Oral Amendment. The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18.11.        Severability. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents will not affect any other provisions of the Loan Documents, which will be construed as if the invalid, illegal or unenforceable provision never had been included.

Section 18.12.        Covenants Run with the Land. Subject to the restrictions on transfer contained in the Article entitled “TRANSFERS, LIENS AND ENCUMBRANCES”, all of the covenants of this Mortgage and the Assignment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage.

Section 18.13.        Time of the Essence. Time is of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 18.14.        Subrogation. If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

Section 18.15.        Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Mortgage are joint and several.

Section 18.16.        Successors and Assigns. The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 18.17.        Duplicates and Counterparts. Duplicate counterparts of any Loan Documents, other than the Note, may be executed and together will constitute a single original document.

SIGNATURE PAGE TO FOLLOW.

IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the date first set forth above.

80 SOUTH EIGHTH L.L.C., a Delaware limited liability company

By:	JBC Opportunity Fund II, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors II, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Kent A. Swanson
		Name:	Kent A. Swanson
		Title:	Authorized Person

STATE OF Illinois	)
) ss
COUNTY OF Cook	)

I, Michelle Pontarelli, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Kent A. Swanson, the Authorized Person of Buck Investors II, L.L.C., a Delaware limited liability company, which is the general partner of JBC Opportunity Fund II, L.P., a Delaware limited partnership, which is the managing member of 80 South Eighth L.L.C., a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the said instrument in his/her capacity as set forth herein as his/her free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this 13th day of December, 2004.

“OFFICIAL SEAL”
MICHELLE PONTARELLI
Notary Public State of Illinois	/s/ Michelle Pontarelli
My commission Expires April 28, 2006	Notary Public

My commission expires:

Exhibit A

LEGAL DESCRIPTION

PARCEL 1: TRACT A, REGISTERED LAND SURVEY NO. 1592, HENNEPIN COUNTY, MINNESOTA

PARCEL 2: TRACTS B, E, F, AND J, REGISTERED LAND SURVEY NO. 1593, HENNEPIN COUNTY, MINNESOTA

PARCEL 3: NON-EXCLUSIVE EASEMENTS FOR THE BENEFIT OF PARCELS 1 AND 2, CONTAINED IN THE FOLLOWING DOCUMENTS:

(a)           SKYWAY AGREEMENT (NICOLLET MALL SKYWAY) BETWEEN IDS PROPERTIES, INC. AND DAYTON HUDSON CORPORATION DATED FEBRUARY 1, 1971 RECORDED AUGUST 2, 1973 AS DOCUMENT NO. 1079935.

(b)           SKYWAY AGREEMENT (7TH STREET SKYWAY) AMONG SFA-ATLANTA, INC., 80 SOUTH EIGHTH STREET LIMITED PARTNERSHIP, AND 651 NICOLLET PARTNERSHIP DATED SEPTEMBER 12, 1989, RECORDED DECEMBER 12, 1990 AS DOCUMENT NO. 2142430.

(c)           DECLARATION (8TH STREET SKYWAY) DATED FEBRUARY 10, 1982 RECORDED FEBRUARY 22, 1982 AS DOCUMENT NO. 1458821.

(d)           DECLARATION (MARQUETTE AVENUE SKYWAY) DATED JANUARY 22, 1970 RECORDED AUGUST 2, 1973 AS DOCUMENT NO. 1079937, AS AMENDED BY SUPPLEMENT TO DECLARATION, DATED FEBRUARY 11, 1982, RECORDED FEBRUARY 22, 1982 AS DOCUMENT NO. 1458829.

(e)           DECLARATION (MARQUETTE AVENUE TUNNEL) DATED JUNE 30, 1970 RECORDED AUGUST 2, 1973 AS DOCUMENT NO. 1079938, AS AMENDED BY SUPPLEMENT TO DECLARATION DATED FEBRUARY 11, 1982, RECORDED FEBRUARY 22, 1982 AS DOCUMENT NO. 1458828.

(f)            EASEMENTS AND COVENANTS AGREEMENT DATED DECEMBER 4, 1991, RECORDED DECEMBER 5, 1991 AS DOCUMENT NO. 2220574, AS AMENDED BY AMENDED AND RESTATED AGREEMENT OF EASEMENTS AND COVENANTS DATED DECEMBER 31, 2002, RECORDED JANUARY 23, 2003 AS DOCUMENT NO. 3670146.

(g)           DECLARATION REGARDING CERTAIN EASEMENTS (BAKER BLOCK AND IDS CENTER) DATED FEBRUARY 11, 1982, RECORDED FEBRUARY 22, 1982 AS DOCUMENT NO. 1458830.

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Exhibit B

DEFINITIONS

“Acceleration” is defined in Section 14.2(a)(i).

“Accumulations” is defined in Section 2.1(xii).

“Accumulations Depositary” is defined in Section 6.2(a).

“Act” is defined in Section 14.10(1)(b).

“Additional Funds” is defined in Section 7.4(v).

“Asbestos and Sprinkler Plan” is defined as the Asbestos Abatement and Sprinkler Installation Plan attached hereto as Exhibit E and made a part hereof.

“Annual Financial Statement” is defined in Section 10.1(a).

“Assessments” is defined as all assessments now or hereafter levied, assessed or imposed against the Property.

“Assignment” is defined as the Assignment of Leases and Rents dated of even date with this Mortgage made by Borrower for the benefit of Lender.

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrower” is defined in the introductory paragraph.

“Budget” is defined in Section 10.2.

“Business Days” is defined as any day on which commercial banks are not authorized or required by Law to close in New York, New York.

“Casualty” is defined as damage to or destruction of the Property by fire or other casualty.

“Code” is defined as the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

“Condemnation” is defined as the permanent or temporary taking of all or any portion of the Property, or any interest therein or right accruing thereto, by the exercise of the right of eminent domain (including any transfer in lieu of or in anticipation of the exercise of the right), inverse condemnation or any similar injury or damage to or decrease in the value of the Property, including severance and change in the grade of any streets

B-1

“Condemnation Awards” is defined in Section 2.1(viii).

“Condemnation Proceeding” is defined as a Proceeding that could result in a Condemnation.

“CPA” is defined as an independent certified public accountant satisfactory to Lender.

“Debt” is defined in Section 3.1.

“Debt Service Payments” is defined as the monthly installments of principal and interest payable by Borrower to Lender as set forth in the Note.

“Default Interest Rate” is defined as the lower of 10% per annum or the Maximum Interest Rate, if any.

“Destruction Event” is defined in Section 7.4.

“Environmental Activity” is defined as any actual, suspected or threatened abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Material. The actual, suspected or threatened presence of any Hazardous Material or the actual, suspected or threatened noncompliance with any Environmental Laws, will be deemed Environmental Activity.

“Environmental Indemnity” is defined as the Environmental Indemnity Agreement dated of event date with this Mortgage made by JBC Fund II and Borrower for the benefit of Lender.

“Environmental Laws” is defined as all Laws pertaining to health, safety, protection of the environment, natural resources, conservation, wildlife, waste management, Environmental Activities and pollution.

“Environmental Report” is defined as the Phase I Environmental Site Assessment prepared by Tetra Tech EM Inc. dated December 9, 2004.

“ERISA” is defined in Section 8.3(a).

“Evasion Premium” is defined in the Note.

“Event of Default” is defined in Section 14.1.

“Existing Members” is defined in Section 12.1(b).

“Expenses” is defined in Section 11.1(a).

“Financial Books and Records” is defined as detailed accounts of the income and expenses of the Property and of Borrower and all other data, records and information that either are specifically referred to in the Article entitled “FINANCIAL REPORTING” or are necessary to the preparation of any of the statements, reports or certificates required under such Article and includes all supporting schedules prepared or used by the CPA in auditing the Annual Financial Statement or in issuing its opinion.

“Fiscal Year” is defined as any calendar year or partial calendar year during the Term.

“Fixed Interest Rate” is defined as 5% per annum.

“Fixtures and Personal Property” is defined in Section 2.1(iv).

“Government” is defined as any federal, state or municipal governmental or quasi-governmental authority including any executive, legislative or judicial branch and any division, subdivision or agency of any of them and any entity to which any of them has delegated authority.

“Hazardous Materials” is defined as any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material (i) that is hazardous or toxic or (ii) the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum and petroleum products and polychlorinated biphenyls.

“Imposition Penalty Date” is defined in Section 6.1(a).

“Impositions” is defined as all Taxes, Assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Property or Borrower and whether levied, assessed or imposed as excise, privilege or property taxes.

“Improvements” is defined in Section 2.1(ii).

“Insurance Premiums” is defined as all present and future premiums and other charges due and payable on policies of fire, rental value and other insurance covering the Property and required pursuant to the provisions of this Mortgage.

“Insurance Proceeds” is defined in Section 2.1(ix).

“Insurers” is defined in Section 7.1(c).

“Institutional Investor” is defined as any bank, savings institution, charitable foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940, as amended, and acting as trustee or agent.

“Interest” is defined as the fixed interest payable under the Note at the Fixed Interest Rate and any other sums which are deemed to be interest under Law.

“JBC Fund II” is defined as JBC Opportunity Fund II, L.P., a Delaware limited partnership.

“Land” is defined in the Recitals.

“Late Charge” is defined in the Note.

“Law” is defined as all present and future codes, constitutions, cases, opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect the Property, Borrower or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

“Leases” is defined as all present and future leases, subleases, licenses, and other agreements for the use and occupancy of the Land and Improvement, any related guarantees and any use and occupancy arrangements created pursuant to Section 365(h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land and Improvements.

“Lender” is defined in the introductory paragraph.

“Loan” is defined in the Recitals.

“Loan Documents” is defined as the Note, this Mortgage, the Assignment and all documents now or hereafter executed by Borrower and held by Lender relating to the Loan, including all amendments thereto.

“Material Environmental Contamination” is defined as contamination of the Property with Hazardous Materials (i) that constitutes a violation of one or more Environmental Laws; (ii) for which there is a significant possibility that remediation will be required under Environmental Laws; (iii) that results in a material risk of liability or expense to Lender; or (iv) that diminishes the value of the Property.

“Maturity Date” is defined in the Recitals.

“Maximum Interest Rate” is defined as the maximum rate of interest, if any, permitted by Law as of the date of this Mortgage to be charged with respect to the Loan.

“Mortgage” is defined as this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement.

“Non-Recourse Carve-Out Guaranty” is defined as the Guaranty of Borrower’s Recourse Liabilities dated of even date with this Mortgage made by JBC Fund II for the benefit of Lender.

“Note” is defined in the Recitals.

“Note Payments” is defined in the Note.

“Notices” is defined in Section 17.1.

“Obligations” is defined in Section 3.1.

“Permitted Exceptions” is defined as the matters shown in Schedule B, Part 1 and 2 of the title insurance policy insuring the lien of this Mortgage.

“Permitted Transfers” is defined in Section 12.2(b).

“Permitted Use” is defined as use as a first-class commercial office and retail building and uses incidentally and directly related to such use.

“Policies” is defined in Section 7.1(b).

“Prior Encumbrances” is defined in Section 14.10(3).

“Prepayment Premium” is defined in the Note.

“Principal” is defined in the Recitals.

“Proceeding” is defined as a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal having proper jurisdiction.

“Proceeds” is defined in Section 7.2(c).

“Property” is defined in Section 2.1.

“Property Documents” is defined in Section 2.1(v).

“Protective Advance” is defined in Section 14.10(1).

“Receiver” is defined as a receiver, custodian, trustee, liquidator or conservator of the Property.

“Remedies” is defined in Section 14.2(a).

“Rents” is defined as all rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, revenues and other consideration accruing under the Leases or otherwise derived from the use and occupancy of the Land or the Improvements, including tenant contributions to expenses, security deposits, royalties and contingent rent, if any, all other fees or payments paid to or for the benefit of Borrower and any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land or the Improvements and all claims as a creditor in connection with any of the foregoing.

“Restoration” is defined as the restoration of the Property after a Destruction Event as nearly as possible to its condition immediately prior to the Destruction Event, in accordance with the plans and specifications, in a first-class workmanlike manner using materials substantially equivalent in quality and character to those used for the original improvements, in accordance with Law and free and clear of all liens, encumbrances or other charges other than this Mortgage and the Permitted Exceptions.

“Restoration Completion Date” is defined in Section 7.4(viii).

“Restoration Funds” is defined in Section 7.5(b).

“Taxes” is defined as all present and future real estate taxes levied, assessed or imposed against the Property.

“Term” is defined as the scheduled term of this Mortgage commencing on the date Lender makes the first disbursement of the Loan and terminating on the Maturity Date.

“Transfer” is defined in Section 12.1(a).

“Uniform Commercial Code” is defined as the Uniform Commercial Code in effect in the jurisdiction where the Land is located.

Exhibit C

RULES OF CONSTRUCTION

(a) References in any Loan Document to numbered Articles or Sections are references to the Articles and Sections of that Loan Document. References in any Loan Document to lettered Exhibits are references to the Exhibits attached to that Loan Document, all of which are incorporated in and constitute a part of that Loan Document. Article, Section and Exhibit captions used in any Loan Document are for reference only and do not describe or limit the substance, scope or intent of that Loan Document or the individual Articles, Sections or Exhibits of that Loan Document.

(b) The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation”.

(c) The terms “Land”, “Improvements”, “Fixtures and Personal Property”, “Condemnation Awards”, “Insurance Proceeds” and “Property” are construed as if followed by the phrase “or any part thereof”.

(d) Any agreement by or duty imposed on Borrower in any Loan Document to perform any obligation or to refrain from any act or omission constitutes a covenant running with the ownership or occupancy of the Land and the Improvements, which will bind all parties hereto and their respective successors and assigns, and all lessees, subtenants and assigns of same, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage and includes a covenant by Borrower to cause its partners, members, principals, agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents. Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Property, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

(e) The term “to Borrower’s knowledge” is construed as meaning to the best of Borrower’s knowledge after diligent inquiry.

(f) The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

(g) The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

(h) The term “provisions” includes terms, covenants, conditions, agreements and requirements.

C-1

(i) The term “amend” includes modify, supplement, renew, extend, replace or substitute and the term “amendment” includes modification, supplement, renewal, extension, replacement and substitution.

(j) Reference to any specific Law or to any document or agreement, including the Note, this Mortgage, any of the other Loan Documents, the Leases, and the Property Documents includes any future amendments to the Law, document or agreement, as the case may be.

(k) No inference in favor of or against a party with respect to any provision in any Loan Document may be drawn from the fact that the party drafted the Loan Document.

(l) The term “certificate” means the sworn, notarized statement of the entity giving the certificate, made by a duly authorized person satisfactory to Lender affirming the truth and accuracy of every statement in the certificate. Any document that is “certified” means the document has been appended to a certificate of the entity certifying the document that affirms that such document is a true, correct and complete copy of such document, without modification or amendment. In all instances the entity issuing a certificate must be satisfactory to Lender.

(m) Any appointment of Lender as Borrower’s attorney-in-fact is irrevocable and coupled with an interest. Lender may appoint a substitute attorney-in-fact. Borrower ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Borrower will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

(n) Any document, instrument or agreement to be delivered by Borrower pursuant to this Agreement will be in form and content satisfactory to Lender.

(o) All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

(p) The unmodified word “days” means calendar days.

Exhibit D

Exhibit D

PROPERTY DOCUMENTS

1.             ALL OF THE EASEMENTS AND DECLARATIONS REFERENCED IN SCHEDULE B AND C OF FIRST AMERICAN TITLE INSURANCE COMPANY’S LENDER’S POLICY NO. NCS-121427-MPLS.

2.             PERMITS

(a)           MARQUETTE AVENUE SKYWAY:

(i) SPECIAL COUNCIL PERMIT NO. 52117, DATED MARCH 28, 1969

(ii) SPECIAL COUNCIL PERMIT NO. 53189, DATED JANUARY 29, 1971

(b)           7TH STREET SKYWAY:

(i) SPECIAL COUNCIL PERMIT NO. 52120, DATED MARCH 28, 1969

(ii) SPECIAL COUNCIL PERMIT NO. 53191, DATED JANUARY 29, 1971

(iii) SPECIAL COUNCIL PERMIT NO. 53267, DATED MARCH 26, 1971

(c)           8TH STREET SKYWAY:

(i) SPECIAL COUNCIL PERMIT NO. 52119, DATED MARCH 28, 1969

(ii) SPECIAL COUNCIL PERMIT NO. 53190, DATED JANUARY 29, 1971

(iii) SPECIAL COUNCIL PERMIT NO. 53052, DATED OCTOBER 19, 1970 (8TH STREET CANOPY)

(d)           NICOLLET MALL SKYWAY:

(i) SPECIAL COUNCIL PERMIT NO. 52118, DATED MARCH 28, 1969

(ii) SPECIAL COUNCIL PERMIT NO. 53192, DATED JANUARY 29, 1971

(iii) SPECIAL COUNCIL PERMIT NO. 53447, DATED JULY 30, 1971

(iv) SPECIAL COUNCIL PERMIT NO. 54100, DATED OCTOBER 17, 1972

(v) SPECIAL COUNCIL PERMIT NO. 54361, DATED FEBRUARY 23, 1973

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(e)           MARQUETTE AVENUE TUNNEL:

(i) SPECIAL COUNCIL PERMIT NO. 52589, DATED DECEMBER 12, 1969

(ii) SPECIAL COUNCIL PERMIT NO. 52901, DATED JUNE 26, 1970

(f)            UNDERGROUND AREAWAY:

(i) SPECIAL COUNCIL PERMIT NO. 52370, DATED AUGUST 28, 1969

(g)           CANOPY:

(i)            SPECIAL COUNCIL PERMIT NO. 53052, DATED OCTOBER 19, 1970

(h)           STREET LIGHTS:

(i)            SPECIAL COUNCIL PERMIT NO. 53084, DATED OCTOBER 30, 1970

(i)            SIDEWALKS:

(i)            SPECIAL COUNCIL PERMIT NO. 53104, DATED NOVEMBER 13, 1970

(ii)           SPECIAL COUNCIL PERMIT NO. 53575, DATED OCTOBER 29, 1971

3.             PROPERTY AGREEMENTS BETWEEN 80 SOUTH EIGHTH L.L.C. AND BUCK MANAGEMENT GROUP (MINNESOTA) LLC:

(a)           OFFICE LEASING AGREEMENT

(b)           DEVELOPMENT CONSULTING AGREEMENT

(c)           MANAGEMENT AGREEMENT

4.             TOWER BUILDING PARKING FACILITY LEASE, DATED JANUARY 1, 2004, ENTERED INTO BETWEEN CENTRAL PARKING SYSTEM, INC. AND EIGHTH STREET TOWER CORPORATION

5.             LEASE DATED JANUARY 1, 2003, ENTERED INTO BETWEEN BROADCAST SERVICES, INC. AND EIGHTH STREET TOWER CORPORATION, REGARDING ROOFTOP FACILITIES

Exhibit E

ASBESTOS ABATEMENT AND SPRINKLER INSTALLATION PLAN

Borrower covenants and agrees to abate existing asbestos located at the Property, as identified in the Environmental Report, and to install sprinklers at the Property, in accordance with the following terms and conditions:

•          If a full floor within the Improvements is or becomes vacant at any time during the term of the Mortgage, Borrower shall promptly notify Lender of such vacancy and shall diligently cause all asbestos located on or within such floor to be abated in strict compliance with all applicable Environmental Laws, and shall cause sprinkler based fire suppression systems to be installed in strict compliance with all applicable Laws, prior to occupancy of such floor by any new or existing tenant.

•          It is agreed and acknowledged that Borrower does not intend to abate asbestos on any floors located within the Improvements that are used predominantly for mechanical equipment.

•          It is agreed and acknowledged that Borrower shall not be required to abate asbestos from vacant space on partially occupied floors so long as any portion of such floors remains occupied.

•          Borrower covenants and agrees to strictly comply with and abide by the Letter Agreement re: IDS Center/Alternate Method Proposal Regarding Sprinkler System Installation when Undertaking Remodeling, dated April 20, 2004 executed by the Minneapolis Director of Inspections (the “Inspection Director”) and each of the letters to the Inspection Director that are referenced therein (collectively, the “Sprinkler Agreement”) as long as the Sprinkler Agreement remains in effect and, thereafter, with the requirements of the State Building Code (as referenced in the Sprinkler Agreement), the Guideline for the Rehabilitation of Existing Buildings (as referenced in the Sprinkler Agreement) or any other Laws governing asbestos abatement and/or installation of sprinklers of the Property that may apply in the absence of the Sprinkler Agreement.

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